UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 21, 2016

CoBiz Financial Inc.

(Exact name of registrant as specified in its charter)

Commission file number 001-15955

Colorado	84-0826324

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

821 17th Street Denver, Colorado	80202

(Address of principal executive offices)	(Zip Code)

(303) 312-3400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

CoBiz Financial Inc. (the “Company”) held its annual meeting of shareholders on April 21, 2016,  where the shareholders elected eleven directors to serve for a one-year term; approved, on a nonbinding basis, executive compensation for the fiscal year ending December 31, 2015; ratified, on a nonbinding basis, the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and voted to reject a shareholder proposal to adopt a policy to require an independent chairman.

The results of the votes were as follows:

1Shareholders elected the following nominees to serve as directors of the Company for a one-year term:

Nominee	For	Withheld	Abstain	Broker non-votes
Steven Bangert	34,638,497	1,179,140	2,740	2,578,904
Michael B. Burgamy	34,775,538	1,042,099	2,740	2,578,904
Evan Makovsky	21,314,262	14,503,098	3,017	2,578,904
Richard L. Monfort	35,771,101	44,759	4,517	2,578,904
Douglas L. Polson	35,381,203	436,157	3,017	2,578,904
Mary K. Rhinehart	35,339,808	476,129	4,440	2,578,904
Noel N. Rothman	35,757,838	59,522	3,017	2,578,904
Bruce H. Schroffel	35,446,947	370,413	3,017	2,578,904
Timothy J. Travis	35,741,478	75,882	3,017	2,578,904
Mary Beth Vitale	35,308,699	508,938	2,740	2,578,904
Mary M. White	35,448,925	368,712	2,740	2,578,904

2Shareholders approved, on a nonbinding basis, executive compensation for the fiscal year ending December 31, 2015:

For	34,576,834
Against	1,215,075
Abstain	28,468
Broker non-votes	2,578,904

3Shareholders ratified, on a nonbinding basis, Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016:

For	38,170,635
Against	220,846
Abstain	7,800

4Shareholders rejected a shareholder proposal to adopt a policy to require an independent chairman:

For	5,852,203
Against	29,903,390
Abstain	64,784
Broker non-votes	2,578,904

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CoBiz Financial Inc.

(Registrant)

/s/	Lyne Andrich
Lyne Andrich
EVP and CFO
CoBiz Financial Inc.

April 25, 2016